EXHIBIT 10.15

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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 1
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Supersedes 1996 Executive Management Incentive Compensation Plans


INTRODUCTION

The following material explains the operation and administration of the 1997 Incentive Compensation Plan (the "Plan") for Ryder System, Inc. ("RSI" or "the Company") headquarters Officers and Directors whose positions are evaluated at Management Level 11 (MS11) or higher and other members of the Company's Executive Committee ("participants"). The Plan is intended to serve as a single, comprehensive source of information that will explain your bonus for achieving various levels of performance.

The Plan is based on the Economic Value Added ("EVA") performance measurement system. EVA is a measurement tool that determines whether a business is earning more than its true cost of capital by incorporating the cost of equity capital as well as debt capital. EVA will assess financial performance and will also serve as a management tool for setting goals, evaluating strategies, and analyzing results.

EVA can be expressed in the following formula:  EVA = NAT - AN EQUITY CHARGE


PERFORMANCE TARGETS

Target EVA is the level of EVA performance required over a one-year time frame whereby participants will receive a target bonus payout. RSI's Target EVA for 1997 is $18 million.

The Plan is intended to provide participants with competitive compensation for achieving targeted performance. Target awards are expressed as a percentage of a participant's base salary and will be declared when Target EVA is achieved.


TARGET BONUS OPPORTUNITY

Target Bonus Opportunity is expressed as a percentage of base salary for each participant. The following table summarizes the Target Bonus Opportunity for each participating management level:

             TARGET BONUS OPPORTUNITY AS A PERCENTAGE OF BASE SALARY

--------------------------------------------------------------------------------
             MANAGEMENT LEVEL                           TARGET BONUS OPPORTUNITY
--------------------------------------------------------------------------------
Chief Executive Officer                                             85%
--------------------------------------------------------------------------------
Management Levels 17 - 20; including Division Presidents            75%
--------------------------------------------------------------------------------
Management Levels 14 - 16                                           70%
--------------------------------------------------------------------------------
Management Level 13                                                 40%
--------------------------------------------------------------------------------
Management Levels 11 - 12                                           30%
--------------------------------------------------------------------------------



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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 2
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BONUS OPPORTUNITY

The Plan has uncapped bonus opportunity, both positive and negative. Bonus opportunity will increase as EVA exceeds the expected level. Similarly, bonus opportunity will decrease as EVA falls short of target. Participants in this Plan will be subject to the Bonus Reserve which is discussed later in this document.


BONUS PAYOUT MECHANISM

In 1997, 100% of the bonus calculation will be based on EVA performance. Actual bonus award amounts will be distributed with 80% of the declared bonus based on EVA and the remaining 20% of the declared bonus based on performance for pre-established Value Enhancement Measures ("VEMs") subject to the Bonus Reserve discussed below. VEMs for 1997 will be 10% for Safety and 10% for Diversity.

                                EVA CALCULATION
                        Funded by RSI, Divisions and/or
                         Sub-Divisions EVA Performance

                                  Distribution
EVA                                                              VALUE
80%                                                           ENHANCEMENT
                                                                  20%

       Total Award Amount 1997
              100%                                    (Target Bonus plus 1/3rd
                                                       of any remaining balance)
   Beginning                  Amount Available                    Amount
Reserve Balance                  for payout                        Paid

                                     Ending
                                Reserve Balance



The bonus calculation is based on EVA performance. Once the bonus calculation is determined, bonuses will be distributed to participants based 80% on EVA and 20% on the relative performance of VEMs.


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 3
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SAFETY VEM

10% of the overall bonus payout will be based on consolidated RSI safety performance, with 5% based on the Bodily Injury and Property Damage (BIPD) performance measure of Claims per Million Miles and 5% based on the workers' compensation performance measure of the Lost Workday Case Rate.

For the RSI target of Claims per Million Miles, the source of the data will be claims (provided by Risk Management) and mileage (provided by the business units). All business units, except RTS which is excluded due its lack of influence over the lease and rental driver pool, will comprise the consolidated RSI goal.

For the RSI target of Lost Workday Case Rate, the source of the data will be the Ryder Services claims offices for the number of lost time injuries and Human Resource systems for headcount data. The Lost Workday Case Rate represents the number of lost workday cases experienced for every 100 employees. The 1997 goal of 4.36 represents the percentage of the workforce experiencing lost time injuries, in this case 4.36% of the employees. All business units will comprise the consolidated RSI goal.

The goals for 1997 are shown below:

                             ---------------------------------------------------
                                             PERCENTAGE OF VEM AWARD
                             ---------- ----------- ---------- ---------- ------
                             1%         2%          3%         4%         5%
                             --         --          --         --         --
---------------------------- ---------- ----------- ---------- ---------- ------
CLAIMS PER MILLION MILES     5.90       5.69        5.48       5.27       5.06
---------------------------- ---------- ----------- ---------- ---------- ------
LOST WORKDAY CASE RATE       4.75       4.65        4.55       4.45       4.36
---------------------------- ---------- ----------- ---------- ---------- ------


DIVERSITY VEM

10% of each participant's payout will be determined by diversity. Individual or organizational diversity goals must be developed by each participant with the participant's manager. Each participant must recognize the impact that specific diversity goals can have on the organization. The concept of diversity is not limited to numbers; it embraces the inclusion of others and a value of every person's uniqueness.


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 4
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BONUS RESERVE

Participants in the Plan will be subject to a Bonus Reserve.

The Bonus Reserve promotes a long-term perspective for the Plan and aligns participants with owners by simulating ownership. Sustained improvements are rewarded and consistently exceeding EVA performance targets increases the Bonus Reserve balance. The Bonus Reserve also makes managers accountable for performance shortfalls since the Reserve can carry a negative balance if performance is significantly lower than expected. The Bonus Reserve provides a mechanism to smooth the impact of performance cycles.

The Bonus Declared in any year is added to the Bonus Reserve. The Bonus Reserve will then pay participants up to their Target Bonus levels plus one-third of any residual balance. The remaining two-thirds is carried forward and will be held in the Bonus Reserve.

The Bonus Reserve is specifically identified with each individual and will follow that individual through other positions within any business unit of the Company. The Bonus Reserve balance will not exceed 3 times Target Bonus and any residual balance above 3 times Target Bonus will be immediately paid out to the participant.

The Bonus Reserve is illustrated below:
                                                            Pay
Current        Previous                           Pay       Target Award
Award          Reserve          Reserve                     + 1/3 of
Declaration    Balance          Available                   Residual
                                                            Balance
                                             Retain in
                                             Reserve

                                2/3 of Residual
                                Balance
                                after paying a
                                Target Award


The Bonus Reserve Balance, while linked to each Plan participant, is not considered "earned" by that individual until performance is sustained over time. The Bonus Reserve is designed to reward long-term performance, and participants will receive one-third of any excess over target levels in any given year. The remaining balance in the Bonus Reserve will be distributed in future years if performance improvements are sustained, and will be used to pay up to Target Bonus in years where performance falls short of target financial performance.


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 5
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1997 PLAN SCALE - EVA

The following scale illustrates how the Plan will work. Noted are the points where Target Bonus, two times Target Bonus, and zero bonus are achieved. Bonus amounts are dependent on the multiple declared.


[GRAPH OMITTED]


* In the 1997 Business Plan, NBT=$299.3 million, NAT=$173.7 million, EVA=$18.0 million

Follow the steps on the following example to understand how your bonus is calculated.


STEPS TO CALCULATE YOUR BONUS:

      1.  Calculate Variance from Target EVA
      2.  Calculate Bonus Multiple Contribution
      3.  Calculate Bonus Contribution
      4.  Calculate Financial Bonus Contribution
      5.  Calculate VEM Bonus Contribution
      6.  Calculate Total Bonus Declared
      7.  Calculate Bonus Reserve and Bonus Payment


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 6
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To fully appreciate these steps, the following definitions describe key terms of the Plan.

KEY TERMS:

         TARGET EVA                   The level of EVA performance required
                                      to earn a Target Bonus. For RSI, Target
                                      EVA for 1997 will be $18 million.

         BONUS INTERVAL               The performance above Target EVA
                                      or the performance below Target EVA that will cause a 2x bonus contribution or a zero bonus contribution. For RSI, the Bonus Interval will be $34 million. With an RSI 1997 Target EVA of $18 MM, a 2x bonus multiple contribution will result if EVA of $52 million is achieved. If actual
                                      EVA reaches $(16) million or less, then a zero bonus will occur.

         VEMs VEMs are important non-quantitative measures that impact how bonuses will be paid out. For 1997, 80% of bonus payments will be based on EVA and 20% will be based on two VEMs, which are Safety (10%) and Diversity (10%).

         VEM POTENTIAL                20% of your Bonus Contribution
         BONUS

         VEM AWARD                    The percent of your VEM Potential
                                      Bonus that you have earned. This award % will be based on how well you achieved your departmental goals pertaining to
                                      Safety and Diversity.

         VEM BONUS                    Your VEM Potential Bonus x VEM Award
         CONTRIBUTION

         BONUS DECLARED               The bonus dollars available for
                                      payment OR reserve after all declarations have been made.

         AVAILABLE BALANCE            The Bonus Declared plus the Beginning
                                      Bonus Reserve Balance.


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 7
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KEY TERMS (CONTINUED):

         NAT The consolidated Net Earnings After Tax from continuing operations (before accounting changes) for bonus year, including appropriate accruals for all incentive awards estimated to be payable for that bonus year.

         EQUITY CHARGE                The average equity x the cost of equity
                                      determined by Chief Financial Officer.

EXAMPLE:

The following is an example of how bonus calculations are determined using a 1997 RSI Target EVA of $18 MM.

Assume your base salary is $100,000 and your Target Bonus is 30% of your salary, or $30,000. 80% of your bonus is determined by EVA, and 20% determined by VEMs.

As you will recall, Target EVA for Year 1 is $18 MM.

The EVA Bonus Interval ("Interval") is the EVA needed, over and above Target, to declare a double bonus. It is also the shortfall from Target that will cause a zero bonus being declared. Assume that the EVA Bonus Interval is $34 MM.
Therefore:

-------------------------------------------------------------------------------
Zero Bonus Contribution at: Target EVA - Interval = $18 MM - $34 MM = ($16 MM)

-------------------------------------------------------------------------------

or,

---------------------------------------------------------------------------------------
Twice Target Bonus Contribution at: = Target EVA + Interval = $18 MM + $34 MM = $52 MM

---------------------------------------------------------------------------------------

For any level of EVA, determine the difference between Actual and Target EVA, and divide that difference by the Interval. Add that number to 1.0x to calculate the Bonus Contribution.


STEP ONE: CALCULATE VARIANCE FROM TARGET EVA:

Assume that EVA in Year 1 was $35 MM. As stated previously, 1997 Target EVA is $18 MM. First, determine the difference between Actual EVA and Target EVA. This is your Variance from Target EVA. The calculation is shown below.

                           Year 1 Actual EVA                         $35 MM
                      -    Year 1 Target EVA                       - $18 MM
                           -----------------                         ------
                      =    Variance from Target EVA                  $17 MM


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 8
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STEP TWO: CALCULATE BONUS MULTIPLE CONTRIBUTION:

In Year 1, RSI's EVA is $17 MM above Target. From above, this should be divided by the EVA Bonus Interval to determine the amount of Bonus to be added to Target.

                           Variance from Target EVA                  $17 MM

              divided by   EVA Bonus Interval             divided by $34 MM
                           -----------------                         ------
                      =    Bonus Above Target                          0.5x


Next, add the Bonus Above Target to the Target Bonus of 1.0x to determine your Bonus Contribution.

                           Bonus Above Target                          0.5x
                      +    Target Bonus Multiple                     + 1.0x
                           ---------------------                     ------
                      =    Bonus Multiple Contribution                 1.5x


STEP THREE: CALCULATE BONUS CONTRIBUTION:

The Bonus Multiple Contribution is then multiplied by your Target Bonus, to determine your Bonus Contribution, in dollars.

                           Bonus Multiple Contribution                 1.5x
                      x    Target Bonus                           x $30,000
                           ------------                              ------
                      =    Bonus Contribution                       $45,000


STEP FOUR: CALCULATE FINANCIAL BONUS CONTRIBUTION:

For all RSI participants, 20% of your Bonus Contribution will be determined by VEMs. The other 80% is determined by EVA.

                           Bonus Contribution                       $45,000
                      x    EVA Component                          x     80%
                           -------------                            -------
                      =    Financial Bonus Contribution             $36,000


STEP FIVE: CALCULATE VALUE ENHANCEMENT MEASURES BONUS CONTRIBUTION:

To determine the amount subject to VEMs (your VEM Potential Bonus) multiply your Bonus Contribution by 20%.

                           Bonus Contribution                       $45,000
                      x    Value Enhancement Measures             x     20%
                           --------------------------               -------
                      =    VEM Potential Bonus                       $9,000

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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 9
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STEP FIVE: CALCULATE VALUE ENHANCEMENT MEASURES BONUS CONTRIBUTION (CONTINUED):

Your VEM Potential Bonus is then modified by your performance evaluation on the VEMs. This is illustrated below.

                           VEM Potential Bonus                       $9,000
                      x    VEM Award                               x    90%
                           ---------                                  -----
                      =    VEM Bonus Contribution                    $8,100


STEP SIX: CALCULATE TOTAL BONUS DECLARED:

Add the VEM Bonus Contribution to the EVA Bonus Contribution to get the Total Bonus Declared, which is then subject to the Bonus Reserve.

                           VEM Bonus Contribution                    $8,100
                      +    EVA Bonus Contribution                 + $36,000
                           ----------------------                   -------
                      =    Total Bonus Declared                     $44,100


STEP SEVEN: CALCULATE THE BONUS RESERVE AND BONUS PAYMENT:

The Bonus Reserve will only apply to those in MS 11 and above. Before any Bonus can be paid, the Bonus Declared must flow through the Bonus Reserve. First, the Bonus Declared is added to the Beginning Reserve Balance to determine how much is available to be paid.

                           Bonus Declared (Year 1)                  $44,100
                      +    Beginning Reserve Balance            +        $0
                           -------------------------              ---------
                      =    Available Balance                        $44,100

Second, the reserve then pays out up to Target Bonus; if less than Target Bonus is in the Bonus Reserve, the entire Bonus Reserve is paid out.

                           Available Balance                        $44,100
                      -    (Up To) Target Bonus                   - $30,000
                            -------------------                     -------
                      =    Residual Balance                         $14,100

Next, ONE-THIRD OF ANY RESIDUAL BALANCE is paid out...

                           Residual Balance                         $14,100
                      x    1/3                                    x     1/3
                           ---                                      -------
                      =    Additional Payment                        $4,700


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 10
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                           Target Bonus                             $30,000
                      +    Additional Payment                      + $4,700
                           ------------------                        ------
                      =    Total Bonus Payment                      $34,700

 ...with the remaining two-thirds staying in the reserve.

                           Residual Balance                         $14,100
                      -    Additional Payment                      - $4,700
                           ------------------                        ------
                      =    Ending Reserve Balance                    $9,400

The Ending Reserve Balance from Year 1 then becomes the Beginning Reserve Balance for Year 2.


BASE SALARY CALCULATION

For the purpose of bonus calculations, base salary is defined as the average annual rate of pay for the calendar year, excluding all other compensation paid to the employee during the year, e.g. bonus, commissions, car allowance, employee benefits, moving expenses, any imputed income and amounts attributable to any of the Company's stock plans.

The average annual rate of pay for a participant whose base salary changes within the bonus year is calculated below. Salaried employees are paid semi-monthly, each check representing 1/24 of the annual base salary. Daily pay for a salaried employee is calculated by dividing the annual salary by 360 working days per year.

              BASE SALARY CALCULATION EXAMPLE

              Average annual rate of pay would be calculated as follows for a participant who begins a bonus year with a base salary of $100,000, then effective June 1 receives an increase to a base salary of $104,000:

              JANUARY 1 THROUGH MAY 31 OF BONUS YEAR:

              5 MONTHS X 30 DAYS PER MONTH  =        150   =    .417 x $100,000/yr. =      $       41,700
              ----------------------------           -----
                  360 days                           360

              JUNE 1 THROUGH DECEMBER 31 OF BONUS YEAR:

              360 - 150                     =        210   =    .583 x $104,000/yr. =     $       60,667
              ---------                              -----                                --------------
              360 days                               360

              AVERAGE ANNUAL RATE OF PAY FOR BONUS YEAR =                                 $      102,367




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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 11
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PLAN RULES

The following rules apply to Plan participants. The Company reserves the right to alter, modify, change or terminate any of the provisions described below at any time.

   /bullet/ ELIGIBILITY: Employees whose positions are designated on page 1 and who are employed in good standing at the time bonus payments are made are eligible to participate in this Plan. Individuals who have agreements which specifically provide for incentive compensation other than that which is provided in this Plan or who are participants in any other incentive compensation plan of RSI, its subsidiaries or affiliates are not eligible to participate in this Plan.

            Employees who are newly hired, promoted or transferred into or out of eligible positions and those who move from one eligibility level to another will receive pro-rata bonus awards based on the average annual rate of pay and Bonus Opportunity in eligible positions, provided they are employed in good standing at the time bonus awards are distributed.

   /bullet/ PROMOTION: A participant who is promoted during the bonus year will receive a pro-rata bonus declaration based on the average annual rate of pay and bonus opportunity in the eligible positions. The participant will receive a pro-rata bonus based on the appropriate Plan for his/her management level, position and the portion of time spent in each position during the year.

   /bullet/ WORKERS' COMPENSATION OR LEAVE OF ABSENCE ("LOA"): A participant who leaves the payroll due to a workers' compensation leave or LOA will receive no additional bonus declarations while off the payroll, but will be eligible to receive a pro-rata bonus for the year in which they leave the payroll. Such payment may be made in a lump sum or over time at the discretion of the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

   /bullet/ TRANSFERS: A participant who transfers from one business unit to another will have their Bonus Reserve transferred with them. At the time of transfer the award will be prorated with respect to the year in which the transfer occurs.

   /bullet/ DEMOTION: If an individual is demoted from level 11 or above to level 10 or below, the person will no longer be subject to the Bonus Reserve mechanism. The reserve balance will be paid out in thirds over the next 3 years in accordance with the other provisions of this Plan.


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 12
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PLAN RULES (CONTINUED)

   /bullet/ TERMINATION (DISMISSAL): Participants leaving the Company under any conditions other than those outlined in the Eligibility or Change of Control sections of this Plan are not eligible for bonus awards for the bonus year in which they leave, nor are they eligible for awards for the preceding bonus year, if such awards have not yet been distributed. A participant who is terminated and who has a positive Reserve Balance will forfeit any Reserve Balance. Unless terminated for cause, the individual may be eligible for severance which may include a provision for bonus.

   /bullet/ RESIGNATIONS: Except as provided otherwise in this Plan, voluntary termination of employment with the Company will result in forfeiture of any unpaid declared bonuses and of the balance in a participant's Bonus Reserve.

   /bullet/ RETIREMENT OR PERMANENT DISABILITY RETIREMENT: A participant who retires or takes disability retirement from the Company will receive full payment of their Reserve Balance and a pro-rata bonus for the year in which they retire. Such payment will be made in a lump sum or over time at the Company's discretion.

   /bullet/ DEATH: The estate of a participant who dies while in the employ of the Company will receive full payment of their Reserve Balance and a pro-rata bonus for the year in which they die. Such payment will be made at the regular time for making bonus payments in respect to the year of such death, and will be paid to the designated beneficiary or estate.

   /bullet/ SALE OF BUSINESS: If a business is sold, the reserve will be paid out to participants of the sold business.

   /bullet/ NO GUARANTEE: Participation provides no guarantee that a bonus will be paid. The success of the Company, its business units and individual participants as measured by the achievement of EVA will determine the extent to which participants will be entitled to receive bonuses hereunder; provided, however, all bonuses are subject to the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors of the Company.

   /bullet/ EXCLUSION CRITERIA: Participation in the Plan is not a right, but a privilege subject to annual review by the Company. RSI retains the right to withhold payment from any participant who violates Company principles or policies, or the rules contained in this Plan.

   /bullet/ NEGATIVE BALANCES: The entire Bonus Declared is credited to each participant's personal Bonus Reserve account, with the Target Bonus and one third of any net positive balance paid out. Residual amounts, including negative balances, are reserved forward to be credited or debited against future declared bonus amounts. Negative balances will not be held as claims against participants who leave the payroll for any reason.


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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 13
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ADMINISTRATION

The Chairman, President, and Chief Executive Officer of RSI will administer this Plan, except for bonus awards to the Chief Executive Officer, which will be administered by the Compensation Committee of the Board of Directors of RSI.


BONUS YEAR

The bonus year is defined as the calendar year in which bonus awards are earned.


BONUS ELIGIBILITY ON CHANGE OF CONTROL

Notwithstanding anything in this Plan to the contrary, in the event of a Change of Control of the Company (as defined and adopted by the Board of Directors on August 18, 1995), the funds necessary to pay incentive awards, including the Reserve Balances, will be placed in a trust administered by an outside financial institution.

The amount of each participant's incentive award will be determined in accordance with the provisions of the Plan by a "Big 6" accounting firm chosen by the Company. The Company will be responsible for all legal fees and expenses which participants may reasonably incur in enforcing their rights under the Plan in the event of a Change of Control of the Company.

Should a Change of Control occur during 1997, participants will receive instructions regarding the collection of incentive awards.


BONUS PAYMENT

Shortly after the end of the calendar year and after considering the recommendations of the Administrator of the Plan, the Compensation Committee of the Board of Directors or the Board of Directors of RSI will, in its sole discretion, determine the participants, if any, who will receive bonus awards and the amounts of such awards. Bonus award payments will be distributed to eligible participants following such Board or Committee approval and subsequent to certification of consolidated financial statements by an independent auditor.


BONUS FUNDING

A maximum of 13% of consolidated RSI NBT may be allotted by RSI throughout the bonus year as an accrual to fund all awards under all incentive compensation plans of the Company, including this Plan, as well as any incentive or bonus payments resulting from employment commitments or agreements.



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RYDER                                                  RSI HEADQUARTERS
                                                       EXECUTIVE MANAGEMENT
1997 INCENTIVE COMPENSATION PLAN                       LEVELS MS 11 AND HIGHER
                                                       PAGE 14
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BONUS FUNDING (CONTINUED)

Bonus payout maximums are limited by the lower of the total declared bonus provided under this Plan, the amount of the accrual at the time of any bonus payment, or the maximum funding limitation. Should the funding limitation or accrual not provide for bonus allotments under this Plan, proration will be performed at the discretion of the Chairman, President and Chief Executive Officer of RSI. Unused funds may not be carried forward for subsequent bonus years.


DISCRETIONARY AWARDS

With the approval of the Board of Directors or the Compensation Committee of the Board of Directors of RSI, the Chairman, President, and Chief Executive Officer of RSI has the authority to grant discretionary bonus awards for exemplary performance to non-participants or to enhance the awards of participants. Discretionary awards are not subject to the funding limitations of this Plan.

While it is common to grant discretionary awards at the same time as regular awards, it may be appropriate, on occasion, to recognize an employee off-cycle due to extremely unusual performance. Off-cycle discretionary awards must be approved by the Chairman, President and Chief Executive Officer of RSI.

The total of all discretionary awards for participants under all RSI incentive compensation plans, including this Plan as well as awards granted off-cycle, may not exceed $500,000 per year.


AMENDMENTS

The Board of Directors of RSI, or the Compensation Committee, reviews RSI's, its subsidiaries' and affiliates' incentive compensation plans annually to ensure equitability both within the Company, and in relation to current economic conditions.

THE BOARD OF DIRECTORS, OR THE COMPENSATION COMMITTEE, RESERVES THE RIGHT TO AMEND, SUSPEND, TERMINATE OR MAKE EXCEPTIONS TO THIS PLAN AT ANY TIME.